UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 25, 2009

SRKP 22, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53018	26-1357819
(Commission File Number)	(IRS Employer Identification No.)

4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL	33308
(Address of Principal Executive Offices)	(Zip Code)

(310) 203-2902
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission by SRKP 22, Inc., a Delaware corporation (the "Company"), on October 21, 2009, the Company entered into a Share Exchange Agreement with China Intelligent Electronic Company Limited, a British Virgin Islands corporation (“China Intelligent”), and the sole shareholder of China Intelligent (the “Shareholder”).

On November 25, 2009, the Company, China Intelligent, and the Shareholder entered into Amendment No. 1 to the Share Exchange Agreement that modified share and warrant amounts to be issued and/or cancelled.  Pursuant to the Share Exchange Agreement, as amended, the Company agreed to issue an aggregate of 13,995,496 shares of its common stock to the Shareholder and/or her designees in exchange for 100% of the share capital of China Intelligent (the "Share Exchange").  The Company also agreed to have cancelled 4,260,390 shares of common stock and 5,515,682 warrants immediately prior to the closing of the Share Exchange.   Pursuant to the terms of the Share Exchange Agreement, as amended, the Company expects that there will be approximately 19,000,000 shares of Common Stock and 1,580,708 warrants to purchase shares of common stock issued and outstanding after giving effect to the transactions contemplated by the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 22, INC.

Date: December 2, 2009
By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: President